Exhibit 99.3

TexasOnline

(A Division of BearingPoint, Inc.)

Unaudited Interim Financial Statements

TexasOnline

(A Division of BearingPoint, Inc.)

Unaudited Balance Sheets

March 31, 2009 and 2008

	March 31,
	2009	2008
ASSETS
Current assets:
Cash	$1,121,745	$896,020
Trade accounts receivable	2,324,861	2,097,711
Prepaid expenses & other current assets	722,432	406,305
Deferred income taxes	595,381	1,290,045
Total current assets	4,764,419	4,690,081
Capital assets, net	7,711,664	5,257,043
Services under development	5,659,634	4,484,451
Deferred contract costs, net	4,176,597	4,721,040
Total assets	$22,312,314	$19,152,615

LIABILITIES AND NET ASSETS
Current liabilities:
Accounts payable	$1,202,810	$1,753,995
Accrued expenses	3,058,530	5,263,757
Deferred revenue	1,574,207	3,388,790
Total current liabilities	5,835,547	10,406,542

Deferred income taxes	4,378,382	3,757,141
Other long-term liabilities	106,138	84,260
Total liabilities	10,320,067	14,247,943

Commitments and contingencies	—	—

Net assets	11,992,247	4,904,672
Total liabilities and net assets	$22,312,314	$19,152,615

The accompanying notes to unaudited financial statements are an integral part of these statements.

TexasOnline

(A Division of BearingPoint, Inc.)

Unaudited Statements of Income

For the Three Months Ended March 31, 2009 and 2008

	Three Months Ended March 31,
	2009	2008

Portal revenues	$12,609,815	$12,462,784

Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	7,991,228	6,751,815
General & administrative	2,058,498	2,013,897
Depreciation & amortization	1,828,274	1,179,105
Total operating expenses	11,878,000	9,944,817
Income before income taxes	731,815	2,517,967
Income tax provision	264,304	848,113
Net income	$467,511	$1,669,854

The accompanying notes to unaudited financial statements are an integral part of these statements.

TexasOnline

(A Division of BearingPoint, Inc.)

Unaudited Statement of Cash Flows

For the Three Months Ended March 31, 2009 and 2008

	Three Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net income	$467,511	$1,669,854
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation & amortization	1,828,274	1,179,105
Deferred income taxes	232,657	321,050
Changes in operating assets and liabilities
(Increase) in trade accounts receivable	(405,288)	(11,479)
Decrease in prepaid expenses & other current assets	204,393	112,654
(Increase) decrease in deferred contract costs	(36,793)	48,003
Increase (decrease) in accounts payable	(1,886,986)	856,603
Increase (decrease) in accrued expenses	(330,141)	1,770,998
Increase (decrease) in deferred revenue	89,179	(758,432)
Increase in other long-term liabilities	5,470	5,470
Net cash provided by operating activities	168,276	5,193,826
Cash flows from investing activities:
Purchases of capital assets	(2,349,799)	(1,734,933)
Net cash used in investing activities	(2,349,799)	(1,734,933)
Cash flows from financing activities:
Transfers (to) from BearingPoint	2,117,867	(3,486,012)
Net cash provided by (used in) financing activities	2,117,867	(3,486,012)
Net decrease in cash	(63,656)	(27,119)
Cash, beginning of period	1,185,401	923,139
Cash, end of period	$1,121,745	$896,020

The accompanying notes to unaudited financial statements are an integral part of these statements.

TexasOnline

(A Division of BearingPoint)

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

1.              The Division and basis of presentation

TexasOnline, a division of BearingPoint, Inc. (“BearingPoint”), was established to provide operational management for a contractual arrangement between BearingPoint and the state of Texas (the “State”) when BearingPoint was awarded a portal contract to develop, operate and maintain the official Web site for the State. The portal provides businesses and citizens with online services and secure access to electronic information for State agencies and local governments. The development and design of the State’s electronic framework has been the result of a collaborative effort between BearingPoint, the Department of Information Resources (“DIR”), the contracting agent for the State, and many agencies and organizations across all branches of Texas government and industry.

The contract between BearingPoint and DIR, referred to as the Texas Electronic Framework Agreement (the “Agreement”), was executed on May 5, 2000. In connection with the Agreement, BearingPoint entered into related service level agreements with various governmental agencies and entities in the State. Through its TexasOnline division, BearingPoint was responsible for managing and marketing the government portal as well as funding up front investment and ongoing operational costs. The Agreement includes limitations and provisions for the rates BearingPoint can charge and the amount of remuneration to DIR and each government agency.  The Agreement also recognizes that not all governments are able to charge fees for applications. Furthermore, there is flexibility in the Agreement for providing applications that serve the public good or are traditionally offered for free on the portal. Through its TexasOnline division, BearingPoint worked with governments to assess the business case for each individual application and to determine the appropriate funding mechanism. DIR approves all services provided through the portal.

The First Renewal Agreement and Second Renewal Agreement were executed on February 9, 2002 and September 1, 2005, respectively. These renewal agreements extended the Agreement to clarify certain provisions of the Agreement and to modify certain terms of the Agreement. The Second Renewal Agreement defined existing projects as of September 1, 2005 as TOL Existing and excluded eFiling as a separate project.  In addition, the Second Renewal Agreement extended the term of the Agreement through December 31, 2009.  Vital Statistics and Motor Vehicle Inspections were new agreements signed September 30, 2005 and June 30, 2006, respectively.  DIR and BearingPoint entered into the Master Work Order Agreement effective January 1, 2008, which consolidated eFiling, Vital Statistics, Motor Vehicle Inspections and any new projects.  In addition, the Master Work Order Agreement extended the Agreement through August 31, 2012 for Master Work Order projects only.

On February 18, 2009, BearingPoint filed for relief under Chapter 11 of the U.S. Bankruptcy Code.  BearingPoint subsequently entered into a definitive Asset Purchase Agreement dated March 23, 2009 (“Asset Purchase Agreement”) to sell its North American Public Services Unit to Deloitte LLP (“Deloitte”).  Pursuant to the terms of the Asset Purchase Agreement, Deloitte designated NIC Inc., through its indirect wholly-owned subsidiary Texas NICUSA, LLC, as the acquirer of certain designated contracts and assets.  The acquisition, which included the Agreement, the related service level agreements and the Master Work Order Agreement (collectively, the “Acquired Texas Contracts”), was completed on May 29, 2009.  The Acquired Texas Contracts expired on December 31, 2009, except that certain Master Work Order projects expire on August 31, 2012 and other Master Work Order projects expire on August 31, 2014.

On July 31, 2009, Texas NICUSA, LLC entered into a new seven-year contract with the State to manage the State’s official website (the “New Texas Contract”). The New Texas Contract commenced on January 1, 2010 and runs through August 31, 2016.  Texas NICUSA, LLC did not

TexasOnline

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

begin earning revenues under the New Texas Contract until 2010.  The New Texas Contract has terms substantially different than the Acquired Texas Contracts.

Basis of presentation

The accompanying financial statements present the financial position, results of operations, and cash flows of TexasOnline (the “Division”) and exclude all other affiliate entities or divisions of BearingPoint.  The Division is not a legal entity.

Division net assets represent the Division’s accumulated earnings since inception, net of the Division’s receivable from affiliate. Transfers (to) from affiliates represent the net change in the receivable from affiliates during the reporting period.

The accompanying financial statements should be read in conjunction with the audited financial statements of the Division for the year ended December 31, 2008, including the notes thereto. Certain footnote disclosure which is included in the notes to the audited financial statements has been omitted from these notes.

2.              Summary of significant accounting policies

Revenue recognition

The Division recognizes revenue from providing outsourced government portal services (primarily transaction-based fees) net of the transaction fees due to the government when the services are provided.  Transaction fees are typically priced at a fixed-dollar, per-transaction amount.  A limited number of transaction fees are based on a percentage of the total transaction.

On achieving break-even for existing projects, net revenue as defined in the First Renewal Agreement shall be split 50 percent to DIR and 50 percent to BearingPoint. As of April 2006, BearingPoint reached break-even for TOL Existing. The State’s total revenue share was $4,127,047 and $4,061,800 for the three months ended March 31, 2009 and 2008, respectively, which is offset against portal revenues in the statements of income.

Cost of portal revenues

Cost of portal revenues includes direct costs associated with operating the State’s portal on an outsourced basis including employee compensation (including allocations for employee benefits), telecommunications, data processing, merchant fees required to process credit card and automated clearinghouse transactions, maintenance and other costs associated with the provision of dedicated client service.  BearingPoint allocated charges for employee benefits to cover such costs as employer-paid health insurance, stock based compensation for certain management-level employees, and social security and Medicare contributions, which were incurred at a corporate level within BearingPoint.  Such allocations were based on a direct attribution of payroll costs.  For the three months ended March 31, 2009 and 2008, the Division recognized approximately $1,076,000 and $777,000, respectively, in expense related to allocated employee benefits, which is included in cost of portal revenues in the statements of income.  Management believes that the assumptions and estimates used to allocate employee benefit costs to the Division were reasonable.

General and administrative expenses

The Division received certain general and administrative services from BearingPoint and its affiliates.  Such services were performed on a centralized basis and included executive and operations management, technical consultation, human resource management, information technology, security and legal, accounting support, payroll processing, office rent and similar costs.  BearingPoint allocated general and administrative expenses on a proportional basis in relation to the overall project

TexasOnline

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

based on certain direct contracts costs, professional compensation and other costs of service.  For the three months ended March 31, 2009 and 2008, the Division recognized approximately $2,058,000 and $2,014,000, respectively, in expense related to these services, which is included in general and administrative expenses in the statements of income.  Management believes that the assumptions and estimates used to allocate general and administrative expenses to the Division were reasonable.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent accounting pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.  Except for the portion of SFAS No. 157 that addresses nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis, which was deferred for one year, the Division adopted the provisions of SFAS No. 157 on January 1, 2008.  The partial adoption of SFAS No. 157 on January 1, 2008 did not have a significant impact on the unaudited financial statements of the Division.  The Division adopted the requirements of SFAS No. 157 that address nonfinancial assets and liabilities effective January 1, 2009.  The adoption of the remaining portion of SFAS No. 157 on January 1, 2009 did not have a significant impact on the unaudited financial statements of the Division.